Calculation of Filing Fee Tables
F-1
FBS Global Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Pre-Funded Warrants	Other				0.0001381	$ 0.00
Fees to be Paid	2	Equity	Ordinary Warrants	Other				0.0001381	$ 0.00
Fees to be Paid	3	Equity	Ordinary Shares issuable upon exercise of Pre-Funded Warrants	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Equity	Ordinary Shares issuable upon exercise of Ordinary Warrants	457(o)			$ 10,000,000.00	0.0001381	$ 1,381.00
Fees Previously Paid	5	Equity	Ordinary Shares	457(o)			$ 10,000,000.00		$ 1,381.00
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 20,000,000.00		$ 2,762.00
			Total Fees Previously Paid:						$ 1,381.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,381.00
Offering Note
[1]	(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 (the "Securities Act"), as amended. (3) Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the warrants.

[2]	(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 (the "Securities Act"), as amended. (3) Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the warrants.

[3]	(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 (the "Securities Act"), as amended. (2) Pursuant to Rule 416 under the Securities Act, as amended, there is also being registered hereby such indeterminate number of additional Ordinary Shares of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions. (4) The proposed maximum aggregate offering price of the Ordinary Shares will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants sold in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any ordinary shares issued in the offering. Accordingly, the proposed maximum aggregate offering price of the ordinary shares and pre-funded warrants (including the Ordinary Shares issuable upon exercise of the pre-funded warrants), if any, is $20,000,000.

[4]	(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 (the "Securities Act"), as amended. (2) Pursuant to Rule 416 under the Securities Act, as amended, there is also being registered hereby such indeterminate number of additional Ordinary Shares of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

[5]	(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 (the "Securities Act"), as amended.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A